Exhibit 10.1

BANCFIRST CORPORATION

2023 Restricted Stock Unit Plan

ARTICLE I

PURPOSE

SECTION 1.1 Purpose. This 2023 Restricted Stock Unit Plan (the “Plan”) is established by BancFirst Corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company and its subsidiaries to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of RSUs to Eligible Employees and Eligible Directors, subject to the conditions set forth in the Plan.

SECTION 1.2 Establishment. The Plan is effective as of June 1, 2023 (the “Effective Date”) and for a period of ten years thereafter. The Plan shall continue in effect after such ten-year period until all matters relating to the payment of Awards and administration of the Plan have been settled.

The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. No Awards under the Plan may be granted prior to receipt of shareholder approval.

SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards of RSUs may be made under this Plan for a total of 500,000 shares of Common Stock. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article VI.

ARTICLE II

DEFINITIONS

SECTION 2.1 “Account” means the recordkeeping account established to track an Award of RSUs to a Participant.

SECTION 2.2 “Affiliated Entity” means any corporation, partnership or limited liability company or other form of legal entity in which a majority of the ownership interest in any such entity is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, a Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3 “Award” means, individually or collectively, any RSU granted under the Plan to an Eligible Employee or Eligible Director by the Committee.

SECTION 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.5 “Board” means the Board of Directors of the Company.

SECTION 2.6 “Change of Control Event” means each of the following:

(i) the date any entity or person, including a group as defined in Section 13(d)(iii) of the Securities Exchange Act of 1934, shall become the beneficial owner of, or shall have obtained voting control over, fifty percent (50%) or more of the outstanding common shares of the Company;

(ii) the date the shareholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities, or other property of another, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate interest of common stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all of the assets of the Company; or

(iii) the date there shall have been change in a majority of the board of directors of the Company within a twelve (12) month period unless the nomination of each new director was approved by the vote of two-thirds (2/3) of directors then still in office who were in office at the beginning of the twelve (12) month period.

The decision of the Board as to whether a Change in Control Event has occurred shall be conclusive and binding and is to be a ministerial rather than a discretionary decision. Provided, however, solely with respect to an Award subject to Section 409A of the Code, the provisions of Section 409A and the regulations promulgated thereunder shall define a Change of Control Event for purposes of such Award.

SECTION 2.7 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.8 “Committee” shall mean the Executive Committee of the Board. Provided that, Awards granted to Eligible Employees and Eligible Directors subject to Section 16(b), must be approved by the Compensation Committee of the Board.

SECTION 2.9 “Common Stock” means the common stock, par value $1.00 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article VI.

SECTION 2.10 “Continuous Service” means with respect to any Participant, the absence of any interruption or termination of service as an employee. Employment status will not be considered interrupted in the event of sick leave or military service taken in accordance with Company policies. A suspension in employment due to an approved leave of absence or a transfer of locations between Affiliated Entities will not be considered an interruption in service. The determination of whether a Participant remains in Continuous Service will be made by the Committee in its sole discretion.

SECTION 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

SECTION 2.12 “Disability” means a determination by the Committee that a Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

SECTION 2.13 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

SECTION 2.14 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

SECTION 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.16 “Fair Market Value” means (i) during such time as the Common Stock is listed upon the Nasdaq/National Market System, the New York Stock Exchange or other exchanges, the closing price of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock, or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

SECTION 2.17 “Participant” means an Eligible Employee or Eligible Director to whom an Award has been granted by the Committee under the Plan.

SECTION 2.18 “Plan” means BancFirst Corporation 2023 Restricted Stock Unit Plan.

SECTION 2.19 “Restriction Period” shall have the meaning set forth in Section 5.2(a).

SECTION 2.20 “RSU” means a restricted stock unit granted to an Eligible Employee or Eligible Director under Article V of the Plan that represents one share of Common Stock.

SECTION 2.21 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III

ADMINISTRATION

SECTION 3.1 Administration of the Plan by the Committee. The Committee shall administer the Plan.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select Eligible Employees and Eligible Directors to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Eligible Directors.

(c) Determine the number of RSUs subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.

(d) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award within the terms of this Plan.

(e) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

ARTICLE IV

GRANT OF AWARDS

SECTION 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture or cancellation without the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Shares of Common Stock which are tendered or withheld in payment of taxes shall not be added back to the shares authorized under Section 1.3.

(b) Common Stock delivered by the Company in payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c) No fractional shares of Common Stock will be issued under this Plan and any fractions resulting from adjustments, dividends or otherwise shall be eliminated by rounding down to the nearest whole share.

(d) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the vesting of RSUs.

ARTICLE V

RESTRICTED STOCK UNITS

SECTION 5.1 Grant of Awards. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant an RSU to Eligible Employees and Eligible Directors. Each Award of RSUs shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve.

SECTION 5.2 Conditions of RSUs.

(a) Restrictions. At the time of the grant of an RSU Award, the Committee shall determine the Restriction Period and such other restrictions or conditions, if any, which shall apply to the vesting of the RSUs as it, in its sole discretion, deems appropriate. Provided, that Awards granted under this Plan will be subject to either (i) a minimum vesting period of three years (which may include graduated vesting within such three-year period) or (ii) one year if the vesting is based on performance criteria other than continued service (except in the case of substitute Awards granted pursuant to Article VI).

(b) Form of Payment. An RSU Award will be paid in cash or shares of Common Stock as specified in the RSU Award Agreement no later than 75 days after the date the RSUs become vested.

(c) Rights as Shareholders. The holder of an RSU Award shall have no voting rights. The right to receive dividends with respect to RSUs, if any, shall be provided in the Award Agreement.

(d) Nontransferability of RSU Awards. The right to receive shares pursuant to an RSU Award shall not be subject in any manner to anticipation, alienation, sale, transfer, pledge, exchange, assignment, encumbrance, or garnishment by creditors of the holder of the RSU Award or the holder’s beneficiary, except transfer by will or the laws of descent and distribution.

ARTICLE VI

STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the Effective Date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VI and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VI which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE VII

GENERAL

SECTION 7.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VI), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 7.2 Termination of Employment; Termination of Service. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant. Unless otherwise accelerated, all unvested Awards shall be forfeited upon termination of employment. In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Committee.

SECTION 7.3 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any Award under the Plan, regardless of the form of such Award, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of making any payment under the Award. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value equal to the amount of the required withholding taxes. In the event that the number of shares of Common Stock withheld or delivered does not equal the required tax withholding amount then the Company will retain the largest whole number of shares that does not exceed the aggregate tax withholding amount and the Participant shall pay to the Company any remaining balance of the aggregate tax withholding amount not satisfied by the number of shares withheld from or delivered by the Participant.

SECTION 7.4 Change of Control. The Committee may determine whether Awards granted under the Plan to any Eligible Employee or Eligible Director will vest upon the occurrence of a Change of Control Event or will be assumed or exchanged for a replacement award in the surviving entity.

SECTION 7.5 Amendments to Awards. Subject to the limitations of the Plan, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 7.6 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval of the Plan by the shareholders of the Company as provided in Section 1.2, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 7.7 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company, any Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 7.8 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 7.9 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 7.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

SECTION 7.11 Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

SECTION 7.12 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

SECTION 7.13 Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder are either exempt from or comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Plan Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service (or upon the Participant’s death, if earlier).

(c) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

(d) Notwithstanding anything in the Plan and grants hereunder to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award by reason of the occurrence of a Change in Control Event, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control Event, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control Event, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control Event, Disability or separation from service, as applicable.

SECTION 7.14 Clawback Provision. Notwithstanding any provision of this Plan and grants hereunder to the contrary, any agreement evidencing an Award under the Plan may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an Award (including, for the avoidance of doubt, any cash received in the settlement of an Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.